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                                                                     EXHIBIT 4.3

     Rock-Tenn Company has excluded from filing herewith instruments relating to
(i) the $5,850,000 Industrial Development Revenue Bonds (Rock-Tenn Converting Company Project), Series 1986, issued by the Waxahachie Industrial Development Authority; (ii) the $4,100,000 Economic Development Revenue Bonds (Rock-Tenn Converting Company Facility), Series 1987, issued by Baltimore City, Maryland;
(iii) the $6,750,000 Economic Development Revenue Bonds (Rock-Tenn Company, Mill Division Inc. Project), Series 1995, issued by the City of Columbus, Indiana;
(iv) the $3,300,000 Economic Development Revenue Bonds (Rock-Tenn Converting Company Facility), Series 1994, issued by the Maryland Industrial Development Financing Authority (v) the $2,750,000 Industrial Development Revenue Bonds (Rock-Tenn Company Project), Series 1981, issued by the City of Conway, Arkansas; (vi) the $4,000,000 Industrial Development Revenue Bonds (Rock-Tenn Converting Company Project), Series 1995, issued by the Industrial Development Board of the City of Tullahoma, Tennessee; (vii) the $2,750,000 Industrial Development Revenue Bonds (Rock-Tenn Converting Company Project, Series 1995, issued by the Industrial Development Board of the County of Wilson; (viii) the $2,500,000 Industrial Development Revenue Bonds (Rock-Tenn Converting Company Project), Series 1995, issued by the Development Authority of DeKalb County,
(ix) the $2,500,000 Industrial Development Revenue Bonds (Rock-Tenn Converting Company Project), Series 1993, issued by the City of Harrison, Arkansas, (x) the $1,500,000 Industrial Development Revenue Bonds (Rock-Tenn Company Mill Division, Inc.), Series 1996, issued by the Development Authority of DeKalb County, and (xi) the $25,000,000 Senior Unsecured Notes Purchase Agreement, dated as of July 1, 1992, between Rock-Tenn Company and Great-West Life and Annuity Insurance Company. Rock-Tenn Company hereby agrees to furnish a copy of the constituent agreements relating to these bonds to the Securities and Exchange Commission upon request.